Ernst & Young LLP One Commerce Square Suite 700 2005 Market Street Philadelphia, PA 19103	Tel: +1 215 448 5000 Fax: +1 215 448 4069 ey.com

June 7, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:

Hancock Horizon Diversified Income Fund

Hancock Horizon Diversified International Fund

Hancock Horizon International Small Cap Fund

Hancock Horizon Dynamic Asset Allocation Fund

Hancock Horizon Louisiana Tax-Free Income Fund

Hancock Horizon Mississippi Tax-Free Income Fund

Hancock Horizon Quantitative Long/Short Fund

Hancock Horizon Burkenroad Small Cap Fund

Hancock Horizon Microcap Fund

(each a series of the Advisors’ Inner Circle Fund II (the “Trust”), collectively, the “Hancock Horizon Funds”)

Ladies and Gentlemen:

We have read management’s memorandum regarding “Changes in Independent Registered Public Accountant” included within the N-CSR/A filing dated June 7, 2021 of the Hancock Horizon Funds and are in agreement with the statements contained in paragraphs two and three therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A member firm of Ernst & Young Global Limited